EIGHTH AMENDMENT

TO

SHAREHOLDER SERVICES AGREEMENT

This Eighth Amendment (the “Amendment”) to the Shareholder Services Agreement is made as of the 29th day of May, 2014 by and between AQR Funds, on behalf of each series listed on Schedule A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into a Shareholder Services Agreement dated as of December 4, 2008, as amended and in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Schedule A of the Agreement in order to add the Class R6 of the AQR U.S. Defensive Equity Fund, AQR International Defensive Equity Fund and AQR Emerging Defensive Equity Fund.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF SCHEDULE A. Schedule A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Senior Counsel—Head of Registered Products

AQR FUNDS

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Chief Legal Officer & Vice President

SCHEDULE A

TO

SHAREHOLDER SERVICES AGREEMENT

Fund	Class	Maximum Fees For the Services
AQR Global Equity Fund	Class Y	None
	Class I	0.30%
	Class N	0.30%
	Class R6	0.20%
AQR International Equity Fund	Class Y	None
	Class I	0.30%
	Class N	0.30%
	Class R6	0.20%
AQR U.S. Defensive Equity Fund	Class I	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR International Defensive Equity Fund	Class I	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR Emerging Defensive Equity Fund	Class I	0.15%
	Class N	0.15%
	Class R6	0.15%
Dormant Funds
AQR International Small Cap Fund	Class Y	None
	Class I	0.25%
	Class N	0.25%
AQR Emerging Markets Fund	Class Y	None
	Class I	0.25%
	Class N	0.25%
AQR Equity Plus Fund	Class I	0.30%
	Class N	0.35%
AQR Small Cap Core Fund	Class I	0.30%
	Class N	0.35%
AQR Small Cap Growth Fund	Class I	0.30%
	Class N	0.35%
AQR Risk-Balanced Commodities Strategy LV Fund	Class I	0.25%
	Class N	0.25%

Effective: May 29, 2014